Exhibit 99.1

Veritas Farms Signs Memorandum of Understanding to Exclusively License Proprietary Extraction Technology

Fort Lauderdale, Florida – July 7, 2020 - Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce the Company has signed a Memorandum of Understanding with an international technology company to exclusively license and bring a proprietary extraction technique to the domestic U.S. hemp industry.

The proprietary patent pending extraction process utilizes water soluble technology to extract the natural full-spectrum essence of the hemp plant, including all of its cannabinoids, terpenes and flavonoids. The technology, demonstrated to be effective in Canada on other types of agricultural products, provides extracts that are more easily absorbed by the human body due to their stable micro-molecular structure, and greatly improves the efficiency, sustainability and cleanliness of extraction processes by eliminating the use of solvents. Additionally, we believe that water-based extraction offers users the opportunity to improve the bottom line by providing longer shelf life and lower up-front costs by reducing the steps and components required to extract full spectrum hemp oil.

The proprietary extraction technology is currently being further tested at the Company’s Pueblo, Colorado facility where on-going validation studies are being performed. Alexander M. Salgado, CEO of Veritas Farms, believes “the validation of this technology could potentially result in a paradigm shift in the extraction and formulation of whole hemp plant products sold in the U.S.”

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

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Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.